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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 25, 2005

MAGNA ENTERTAINMENT CORP. (Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation)
000-30578 (Commission File Number)	98-0208374 (I.R.S. Employer Identification No.)
337 Magna Drive, Aurora, Ontario, Canada L4G 7K1 (Address of Principal Executive Offices) (Zip Code)
(905) 726-2462 (Registrant's Telephone Number, Including Area Code)
Not Applicable (Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On July 27, 2005, the Registrant entered into a definitive bridge loan agreement with MID Islandi s.f., acting through its Zug Branch, a subsidiary of the Registrant's parent company MI Developments Inc. The material terms of the definitive bridge loan are set forth in Item 1.01 of the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2005.

On July 27, 2005, a subsidiary of the Registrant entered into a definitive loan agreement with MID Islandi s.f., acting through its Zug Branch, to obtain financing for the development and construction of electronic gaming facilities at Remington Park. The material terms of the definitive loan agreement are set forth in the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2005.

On July 27, 2005, a subsidiary of the Registrant, amended and restated its construction loan agreement with MID Islandi s.f., acting through its Zug Branch, which was originally entered into on December 9, 2004 to provide financing for the redevelopment and construction at Gulfstream Park. The amendments, among other things, shorten the payment deferral period by one year such that payments of principal and interest begin on January 1, 2007, add the subsidiaries of the Registrant that own Remington Park and the Palm Meadows training center as guarantors (together with security in their respective real property and other assets, subject to certain approvals) and amend certain restrictive covenants.

On July 27, 2005, a subsidiary of the Registrant amended its term loan with Wells Fargo Bank to provide for a cross-default with the bridge loan entered into by the Registrant with MID Islandi s.f., acting through its Zug Branch, as described above.

On July 27, 2005, the Registrant amended and restated its senior revolving credit facility with the Bank of Montreal. The amendments include: (i) extending the termination date of the credit facility to July 31, 2006, (ii) removing the financial covenants relating to Total Funded Debt to EBITDA, Total Interest Coverage and Senior Interest Coverage, (iii) adding financial covenants requiring minimum EBITDA for Santa Anita Park of $11 million, in each case on a rolling 12 month basis as at the end of each fiscal quarter, and $4 million for Golden Gate Fields (commencing December 31, 2005), in each case on a rolling 12 month basis as at the end of each fiscal quarter, (iv) adding mandatory repayment provisions requiring the Registrant to use specified percentages of the net proceeds from certain asset sales, debt and equity issuances and insurance proceeds to repay the credit facility and (v) amending applicable interest rates to allow borrowings at either the lender's Base Rate plus three percent (3%) or LIBOR plus four percent (4%).

ITEM 2.03 Creation of a Direct Financial Obligation

The information set forth in Item 1.01 is hereby incorporated by reference.

ITEM 7.01 Regulation FD Disclosure

On July 25, 2005, the Registrant held a conference call hosted by President and Chief Executive Officer, W. Thomas Hodgson. See attached Exhibit 99.1 for a complete transcript of the conference call.

Item 9.01 Financial Statements and Exhibits

99.1	Transcript of Investor Conference Call held on July 25, 2005.
99.2	Press Release dated July 22, 2005 (incorporated by reference to Exhibit 99.3 of the registrant's Report on Form 8-K filed on July 22, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP. (Registrant)
July 28, 2005	by:	/s/ BLAKE S. TOHANA Blake S. Tohana, Executive Vice-President and Chief Financial Officer

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SIGNATURES